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TD WATERHOUSE GROUP, INC.
401(k) PLAN

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration statements Form S-8 (Nos. 333-101026 and 333-116159) of TD Waterhouse Group, Inc. of our report dated June 22, 2004, relating to the financial statements of TD Waterhouse Group, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP New York, New York June 23, 2004

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TD WATERHOUSE GROUP, INC. 401(k) PLAN EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM